   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2001
                                                  REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------
                              OWENS-ILLINOIS, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                               22-2781933
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)               Identification No.)

              ONE SEAGATE                               43666
             TOLEDO, OHIO                             (Zip Code)
         (Address of principal
          executive offices)

                             -----------------------

                 FIFTH AMENDED AND RESTATED OWENS-ILLINOIS, INC.
                       STOCK PURCHASE AND SAVINGS PROGRAM

                                       AND

                FOURTH AMENDED AND RESTATED OWENS-ILLINOIS, INC.
                             LONG-TERM SAVINGS PLAN

                                       AND

              OWENS-ILLINOIS DE PUERTO RICO LONG-TERM SAVINGS PLAN

                             -----------------------
                                                        COPY TO:

         THOMAS L. YOUNG, ESQ.                      ROBERT A. KOENIG
   EXECUTIVE VICE PRESIDENT, GENERAL                LATHAM & WATKINS
          COUNSEL AND DIRECTOR                   135 COMMONWEALTH DRIVE
          OWENS-ILLINOIS, INC.                MENLO PARK, CALIFORNIA 94025
              ONE SEAGATE                            (650) 328-4600
           TOLEDO, OHIO 43666
             (419) 247-5000
(Name, address, including zip code, and
   telephone number, including area
   code, of agent for service)

                             -----------------------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                           PROPOSED    PROPOSED
       TITLE OF EACH          AMOUNT OF    MAXIMUM      MAXIMUM    AMOUNT OF
    CLASS OF SECURITIES        SHARES      OFFERING    AGGREGATE  REGISTRATION
      TO BE REGISTERED          TO BE       PRICE      OFFERING       FEE
                            REGISTERED(1) PER SHARE(2)   PRICE
--------------------------------------------------------------------------------

Common Stock, par value $.01
  per share................   10,000,000     $5.01     $50,050,000  $12,512.50
================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Fifth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program, Fourth Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan and Owens-Illinois de Puerto Rico Long-Term Savings Plan (collectively, the "Plans").

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based on the average of the high and low prices for the Registrant's Common Stock as reported on the New York Stock Exchange on September 17, 2001.

                                     PART I

Item 1. Plan Information

      Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

      Not required to be filed with this Registration Statement.

                                     PART II

Item 3. Incorporation of Documents by Reference

      The following documents filed with the Securities and Exchange Commission (the "Commission") by Owens-Illinois, Inc., a Delaware corporation (the "Company" or the "Registrant"), are incorporated as of their respective dates in this Registration Statement by reference:

      A. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

      B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 2000; and

      C. Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 3, 1991, as amended.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

      See item 3.C. above.


Item 5. Interests of Named Experts and Counsel

      Not applicable.


Item 6. Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Article III,
Section 13 of the Registrant's Bylaws provides for indemnification

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of the Registrant's officers and directors to the extent permitted by the
Delaware General Corporation Law, and the Registrant maintains insurance covering certain liabilities of the directors and officers of the Registrant and its subsidiaries.

Item 7. Exemption from Registration Claimed

      Not applicable.


Item 8. Exhibits

     5      Internal Revenue Service determination letter (see Item 9(d))

   *23      Consent of Ernst & Young LLP

    24      Power of Attorney (included on page 4)

      * Filed herewith

Item 9. Undertakings

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) Pursuant to Item 8(b) of Form S-8, in lieu of an Internal Revenue Service ("IRS") determination letter that the Plans are qualified under Section 401 of the Internal Revenue Code of 1986, as amended, the undersigned Registrant hereby undertakes to submit the Plans and any amendments thereto to the IRS in a timely manner and will make all changes required by the IRS to qualify the Plans.

                                   SIGNATURES

            Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 19th day of September, 2001.

                                         OWENS-ILLINOIS, INC.


                                         By:/s/ Thomas L. Young
                                            ------------------------------------
                                            Thomas L. Young
                                            Executive Vice President,
                                            General Counsel and Director

            Pursuant to the requirements of the Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Thomas L. Young and David G. Van Hooser, and each of them, as attorney-in-fact, with full power of substitution, to sign on his behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.


                 SIGNATURE                                TITLE                                   DATE


   /s/ Joseph H. Lemieux                      Chairman, Chief Executive Officer            September 19, 2001
   -----------------------------------        and Director (Principal Executive
    Joseph H. Lemieux                         Officer)


   /s/ David G. Van Hooser                    Senior Vice President and Chief              September 19, 2001
   -----------------------------------        Financial Officer (Principal
   David G. Van Hooser                        Financial Officer)


   /s/ Edward C. White                        Controller (Principal Accounting             September 19, 2001
   -----------------------------------        Officer)
   Edward C. White


   /s/ Robert J. Dineen                       Director                                     September 19, 2001
   -----------------------------------
   Robert J. Dineen


   /s/ Edward A. Gilhuly                      Director                                     September 19, 2001
   -----------------------------------
   Edward A. Gilhuly


   /s/ James H. Greene, Jr.                   Director                                     September 19, 2001
   -----------------------------------
   James H. Greene, Jr.

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


   /s/ Robert J. Lanigan                      Director                                     September 19, 2001
   -----------------------------------
   Robert J. Lanigan


   /s/ John J. McMackin, Jr.                  Director                                     September 19, 2001
   -----------------------------------
   John J. McMackin, Jr.


   /s/ Michael W. Michelson                   Director                                     September 19, 2001
   -----------------------------------
   Michael W. Michelson


                                              Director
   -----------------------------------
   George R. Roberts


   /s/ Thomas L. Young                        Director                                     September 19, 2001
   -----------------------------------
   Thomas L. Young

            Pursuant to the requirements of the Act, the Plans have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Toledo, State of Ohio, on this 19th day of September, 2001.

                             FIFTH AMENDED AND RESTATED OWENS-ILLINOIS, INC. STOCK PURCHASE AND SAVINGS PROGRAM

                             FOURTH AMENDED AND RESTATED OWENS-ILLINOIS, INC. LONG-TERM SAVINGS PLAN

                             OWENS-ILLINOIS DE PUERTO RICO LONG-TERM SAVINGS
                             PLAN

                             By:   Owens-Illinois, Inc.
                                   Employee Benefits Committee
                                   (Plan Administrator)


                                   By: /s/ D. W. Pennywitt
                                       ----------------------------------------
                                       D. W. Pennywitt
                                       Chairman


                                       /s/ R. T. Ellis
                                       ----------------------------------------
                                       R. T. Ellis
                                       Secretary

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                                INDEX TO EXHIBITS

  EXHIBIT
  -------

    5        Internal Revenue Service determination letter (see Item
             9(d))

  *23        Consent of Ernst & Young LLP

   24        Power of Attorney (included on page 4)


             * Filed herewith